Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Xhibit Corp.

We hereby consent to the incorporation by reference on Form S-8 of Xhibit Corp. of our report dated May 17, 2012 with respect to the financial statements of NB Manufacturing, Inc. included in its annual report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on September 10, 2012.

/s/ Farber Hass Hurley LLP
Camarillo, California